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[ORRICK LOGO]

                                                                     Exhibit 8.1

               [Letterhead of Orrick, Herrington & Sutcliffe, LLP]



                                 March 1, 2001




PPL Montana, LLC
303 North Broadway,
Suite 400
Billings, Montana  59101

Ladies and Gentlemen:


        We are acting as special tax counsel to PPL Montana, LLC. (the "Company"), a Delaware limited liability company, in connection with the offer to exchange (the "Exchange Offer") new pass through trust certificates (herein referred to as the "New Pass Through Trust Certificate") for an equal principal amount of existing 8.903% Pass Through Trust Certificates due 2020, (the "Existing Pass Through Trust Certificates"), and in connection with the preparation of the prospectus (the "Prospectus") contained in the registration statement on Form S-4 (the Registration Statement") filed with the Securities and Exchange Commission by the Company for the purpose of registering the New Pass Through Trust Certificates under the Securities Act of 1933, as amended (the "Act").


        In rendering our opinion expressed below, we have assumed that all of the transactions contemplated by the Exchange Offer and described in the Registration Statement did, in fact, occur in accordance with the terms and descriptions thereof.


     Based upon the foregoing, we hereby confirm our opinion set forth in the discussion in the Registration Statement under the caption "Material U.S. Federal Income Tax Consequences."


        We express no opinion as to any matter other than the opinion set forth above. Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof. The conclusions reached in this opinion may change as a result of changes in any of the foregoing.

        We hereby consent to the use of our name under the captions "Material U.S. Federal Income Tax Consequences" and "Legal Matters" in the Prospectus forming part of the
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[ORRICK LOGO]


Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.


                                       Very truly yours,


                                       /s/ Orrick, Herrington & Sutcliffe, LLP


                                       Orrick, Herrington & Sutcliffe, LLP













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